         FILED              Articles of Incorporation
  IN THE OFFICE OF THE           INCORPORATED IN
SECRETARY OF STATE OF THE        STATE OF NEVADA
    STATE OF NEVADA            Secretary of State                      Exhibit 2

DEC 17 1997

(For filing office use) C28321-97                        (For filing office use)
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No._____________________________
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       /s/ Dean Keller
DEAN KELLER, SECRETARY OF STATE

    IMPORTANT: Read instruction on reverse side before completing this form.
                         TYPE OR PRINT (BLACK INK ONLY)

1. NAME OF CORPORATION: Monarch Media and Entertainment Group, Inc.
                        --------------------------------------------------------

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where the process may be served)

   Name of Resident Agent: State Agent and Transfer Syndicate, Inc.
                           -----------------------------------------------------

   Street Address: 318 N. Carson Street, Suite 214       Carson City, NV 89701
                   -------------------------------------------------------------
                   Street No. Street Name                      City

3. SHARES: (number of shares the corporation is authorized to issue) Number of shares with par value: 50,000,000 Par value: .001
   Number of shares without par value: -0-

4. GOVERNING BOARD: shall be styled as (check one): /x/ Directors   /_/ Trustees

   The FIRST BOARD OF DIRECTORS shall consist of 2 members and the name and addresses are as follows ([ILLEGIBLE] additional pages as necessary):

   Paul Greer                       P.O. Box 2493, Brentwood, TN 37024
   -----------------------------    --------------------------------------------
   Name                             Address                       City/State/Zip

   David E. Mead                    459 Bowling Branch Rd., Cottontown, TN 37048
   -----------------------------    --------------------------------------------
   Name                             Address                       City/State/Zip

5. PURPOSE (optional - see reverse side): The purpose of the corporation shall be:

   To engage in any unlawful act or activity for which corporations may be organized in Nevada.

6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS-78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form, it cannot be filed and will be returned to you for correction. Number of pages attaches: 1.

7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized) (Attach additional pages if there are more than two incorporators)

   David E. Mead
   --------------------------------------------  -------------------------------
   Name(print)                                   Name(print)

   459 Bowling Branch Rd., Cottontown, TN 37048
   --------------------------------------------  -------------------------------
   Address                       City/State/Zip  Address          City/State/Zip

   /s/ David E. Mead
   --------------------------------------------  -------------------------------
   Signature                                     Signature

   State of Tennessee County of Sumner           State of ______ County of _____

This instrument was acknowledged                 This instrument was
before me on                                     acknowledged before me on

December 16, 1997 by                             ______________, 19 ___, by
David E. Mead
------------------------------------------       -------------------------------
            Name of Person                              Name of Person

as Incorporator                                  as Incorporator
of Monarch Media and Entertainment Group, Inc.   of
   ------------------------------------------       ----------------------------
   (name of party on behalf of                      (name of party on behalf of
   whom instrument was created)                     whom instrument was created)

[SEAL] /s/ [ILLEGIBLE]
   ------------------------------------------       ----------------------------
           Notary Public Signature                     Notary Public Signature

[ILLEGIBLE]

         (affix notary stamp or seal)               (affix notary stamp or seal)

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

The State Agent & Transfer Syndicate, Inc. hereby accept and appoint as Resident Agent for the above named corporation

/s/ [ILLEGIBLE]                                       December 17, 1997
-----------------------------------                   --------------------------
Signature of Resident Agent                                                 Date
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                                                                              2a

6. Other Matters:

            The Directors shall have the power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon property and franchise of the company.

            With the consent in writing, and pursuant to a vote of the holders of the majority of the capital stock, issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of the corporation.

            The By-Laws shall determine whether and to which extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any rights of inspecting any account, or book or document of this corporation, except as conferred by the lays or the By-Laws, or by resolution of the stockholders.

            The stockholders and directors shall have the power to hold their meetings and keep books, documents and papers of the corporation outside the State of Nevada, at such places as may be from time to time designated by the By-Laws or by a resolution of the stockholders or directors, except as otherwise required by the laws of Nevada.

            It is the intention that the objects, purposes and powers specified in paragraph (5) hereof shall, except where otherwise specified in said paragraph be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, but that the objects, purposes and powers specified in paragraph (5) and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

            Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments or dividends or unlawful stock purchases or redemption by the corporation; (4) a transaction from which the director derived an improper personal benefit.
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                                                                              2b

                               SECRETARY OF STATE

                         THE GREAT SEAL OF THE STATE OF
                                     [SEAL]
                                     NEVADA
                                 STATE OF NEVADA

                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that MONARCH MEDIA AND ENTERTAINMENT GROUP, INC. did on December 17, 1997 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada; and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                            IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State at my office, in Carson City, Nevada, on December 18, 1997.

[SEAL]                      /s/ Dean Heller

                                Secretary of State

                            By /s/ Berverly J. Davenport

                                Certification Clerk